SOFTWARE AND SERVICES LICENSE AGREEMENT

THIS SOFTWARE AND SERVICES LICENSE AGREEMENT (the “Agreement”) is entered into as of May 1, 2014 (the “Effective Date”) by and between NUVOLA, INC. (“Nuvola” or “Licensor”) and BOLLENTE, INC. (“Bollente” or “Licensee”).

WHEREAS, Licensor owns certain cloud diagnostic source code in the cloud for monitoring and maintaining trutankless® model water heaters; and

WHEREAS, Licensee wishes to license the services of Licensor relating to the use of this cloud diagnostic source code in the cloud for monitoring and maintaining trutankless® model water heaters;

NOW THEREFORE, the parties hereby agree as follows:

1.
GRANT OF LICENSE. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable license to use the cloud diagnostic software, database, and source code relating to the 5 SKU’s of trutankless® model water heaters (the “Software”). Licensee may use the Software for its own use. Licensee may not transfer or sublease the software to any third party, in whole or in part, in any form.

Licensor agrees to provide Licensee with the time and expertise needed to operate the Software in accordance with this Agreement. Licensee understand that Licensor may provide the same Software and Services to other clients.

2.	CONSIDERATION TO LICENSOR.

a.	Licensee shall pay Licensor a monthly fee of, due on the 1st of each month, as follows (the “Monthly Payments”):

i.	1 to 4,999 Units $3,100 per month

ii.	5,000 to 9,999 Units $4,500 per month

iii.	10,000 to 24,999 Units $5,800 per month

3.	TERM AND TERMINATION.

a.	The license granted hereunder is for the period of one (1) year; however shall continue thereafter unless terminated by written agreement by both Licensee and Licensor.

b.
The Licensor may terminate this Agreement is Licensee fails to make the monthly payments described herein and fails to correct such non-payment within thirty (30) days after written notice thereof from Licensor.

4.	OWNERSHIP AND PROPRIETARY RIGHTS.

a.	The original and any copies of the Software are the property of Licensor

b.
Licensee recognizes that Licensor regards the Software as its proprietary information and as confidential trade secrets of great value. Licensee agrees not to provide or to otherwise make available in any form the Software or any portion thereof, to any person other than employees of Licensee without prior written consent of Licensor. Licensee

5.
ENTIRE AGREEMENT: This Agreement sets forth the entire understanding between Licensee and Licensor with respect to the subject matter hereof, and merges and supersedes all prior agreements, discussions and understandings, express or implied, concerning such matters. This Agreement shall take precedence over any additional or conflicting terms which may exist.

6.	NON-ASSIGNMENT. This Agreement and the software license granted may not be assigned, sublicensed, or otherwise transferred by Licensee without the prior written notice ad consent of Licensor

IN WITNESS HEREOF, the Licensor and Licensee have caused this Agreement to be executed as of the Effective Date:

[Signature Page to Follow]

LICENSEE:

By: /S/ Robertson J. Orr

              (Signature)

Robertson J. Orr, President

LICENSOR:

 /S/ Jeffery Rassás

                       (Signature)

Jeffrey Rassas, President